EXHIBIT 99.4

CONSENT OF STEPHEN ESCUDIER

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 of Monitronics International, Inc. (and any amendments thereto filed with the Securities and Exchange Commission) as a person designated to become a director of Monitronics International, Inc. upon (and subject to) the consummation of the merger (as defined in the Proxy Statement/Prospectus contained in this Registration Statement) and to the filing of this consent as an exhibit to this Registration Statement.

Date: July 16, 2019
	By:	/s/ Stephen Escudier